UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2025

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2025, the Board of Directors ('Board") of Q2 Holdings, Inc. (the "Company") increased the size of the Board from seven to eight directors and appointed Andre L. Mintz to the Board, effective March 1, 2025. Mr. Mintz's initial term as a director will expire at the Company's 2025 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal.

On February 11, 2025, the Board also appointed Mr. Mintz to serve as a member of the Board's audit committee and its risk and compliance committee, effective March 1, 2025. The Board determined that Mr. Mintz is independent in accordance with the applicable rules of the New York Stock Exchange ("NYSE"). The Board also determined that Mr. Mintz meets the requirements for financial literacy and sophistication under the applicable rules of the NYSE and Securities and Exchange Commission rules and regulations.

Mr. Mintz was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and Mr. Mintz has no direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Mintz will participate in the Company's director compensation plan for non-employee directors, as described under the heading "Compensation of Directors" in the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2024, with compensation for his initial term pro-rated for his partial year of service.

Mr. Mintz has served as Vice President, Global Security & Privacy Programs of Meta Platforms, Inc. since January 2022. From April 2020 until January 2022, Mr. Mintz served as Chief Information Security Officer of Newport Group, a financial services firm and leading provider of retirement plans. Prior to that he served as Executive Vice President, Chief Information Security Officer and Chief Privacy Officer of Red Ventures, a portfolio of digital companies, from October 2018 to February 2020, and as their Senior Vice President, Chief Information Security Officer from June 2017 until October 2018. Mr. Mintz's experience includes serving as Vice President and Chief Security Officer at Reuters, Director of Trustworthy Computing & Chief Security Strategist at Microsoft, where he also served on the company’s World-Wide Chief Security Council, and as Kinko's first Chief Information Security Officer. Mr. Mintz co-founded META Security Group, a developer of compliance management software, in 1998 (acquired by Scalable Software in 2005) and previously served on the Board of Directors of the Cloud Security Alliance, a non-profit organization that promotes best practices for providing security assurance within cloud computing. Mr. Mintz served on the Board of Directors of Absolute Software Corporation from August 2021 until July 2023. Mr. Mintz is a US Air Force veteran, a Certified Information Systems Security Professional (CISSP), a Certified Third-Party Risk Professional (CTPRP), a graduate of the FBI Chief Information Security Officer's Academy and holds a Graduate Certificate in Cybersecurity from Harvard University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

February 12, 2025	/s/ Jonathan A. Price Jonathan A. Price Chief Financial Officer